Exhibit 99.1

Cross Country Healthcare Announces Fourth Quarter and Full Year 2019 Financial Results

BOCA RATON, Fla.--(BUSINESS WIRE)--March 4, 2020--Cross Country Healthcare, Inc. (the "Company") (NASDAQ: CCRN) today announced financial results for its fourth quarter and full year ended December 31, 2019.

SELECTED FINANCIAL INFORMATION:

Dollars are in thousands, except per share amounts	Q4 2019	Variance Q4 2019 vs Q4 2018		Variance Q4 2019 vs Q3 2019		Full Year 2019	Variance 2019 vs 2018

Revenue	$215,096	7%		3%		$822,224	1%
Gross profit margin*	24.7%	(50)	bps	30	bps	24.8%	(90)	bps
Net loss attributable to common shareholders	$(1,144)	94%		63%		$(57,713)	(240)%
Diluted EPS	$(0.03)	$0.52		$0.06		$(1.61)	$(1.13)
Adjusted EBITDA*	$8,286	35%		14%		$25,468	(19)%
Adjusted EPS*	$0.07	$0.07		$0.02		$0.15	$0.03
Cash flows from operations	$(5,351)	(604)%		62%		$5,542	(74)%

* Refer to accompanying tables and discussion of Non-GAAP financial measures below.

“I am very proud of the progress we have made throughout 2019, and once again we met or exceeded guidance for revenue and profitability in the fourth quarter,” said Kevin Clark, President and Chief Executive Officer. He continued, “2019 was clearly a successful turnaround year for Cross Country, and with the investments we have made throughout the year taking hold, we enter 2020 in a much stronger position.”

Fourth quarter consolidated revenue was $215.1 million, an increase of 7% year-over-year and 3% sequentially. Consolidated gross profit margin was 24.7%, down 50 basis points year-over-year and up 30 basis points sequentially. Net loss attributable to common shareholders was $1.1 million compared to $19.7 million in the prior year and $3.1 million in the prior quarter. Diluted EPS was a loss of $0.03 per share compared to $0.55 per share in the prior year and $0.09 per share in the prior quarter. Adjusted EBITDA was $8.3 million or 3.9% of revenue, as compared with $6.2 million or 3.1% of revenue in the prior year, and $7.3 million or 3.5% of revenue in the prior quarter. Adjusted EPS was $0.07 as compared with $0.00 in the prior year and $0.05 in the prior quarter.

For the year ended December 31, 2019, consolidated revenue was $822.2 million, an increase of 1% year-over-year. Consolidated gross profit margin was 24.8%, down 90 basis points year-over-year. Net loss attributable to common shareholders was $57.7 million, or a loss of $1.61 per diluted share, compared to a net loss of $17.0 million, or a loss of $0.48 per diluted share in the prior year. Adjusted EBITDA was $25.5 million or 3.1% of revenue, as compared with $31.4 million or 3.8% of revenue in the prior year. Adjusted EPS was $0.15 compared to $0.12 in the prior year.

Quarterly Business Segment Highlights

Nurse and Allied Staffing

Revenue from Nurse and Allied Staffing was $191.4 million, a 7% increase year-over-year and 3% sequentially. Contribution income was $17.8 million, up from $16.1 million in both the prior year and prior quarter. Average field FTEs increased to 7,339 from 7,056 in the prior year and 7,083 in the prior quarter. Revenue per FTE per day was $284 compared to $276 in the prior year and consistent with the prior quarter.

Physician Staffing

Revenue from Physician Staffing was $20.0 million, an increase of 10% year-over-year and a decrease of 2% sequentially. Contribution income was $1.0 million, up from $0.6 million in the prior year and $0.8 million in the prior quarter. Total days filled were 11,672 as compared with 11,663 in the prior year and 11,675 in the prior quarter. Revenue per day filled was $1,714 as compared with $1,565 in the prior year and $1,748 in the prior quarter.

Search

Revenue from Search was $3.7 million, an increase of 4% year-over-year and a decrease of 4% sequentially. Segment contribution loss was $0.3 million for the current quarter compared to a loss of $0.1 million in the prior year and income of $0.1 million in the prior quarter.

Cash Flow and Balance Sheet Highlights

Cash flow used in operating activities for the current quarter was $5.4 million compared to $0.8 million in the prior year. Cash flow provided by operating activities for the full year was $5.5 million compared to $21.0 million in the prior year. The fourth quarter of 2019 cash flow used in operations was impacted by incremental investments in working capital due to the sequential growth in the business and the timing of certain payments with respect to year end. Cash flow provided by operations for the full year of 2019 was also impacted by operating expenditures related to the new applicant tracking system as well as significant non-recurring expenditures such as the settlement of the interest rate hedge and legal settlement payments.

In the fourth quarter of 2019, the Company’s senior credit facility was replaced by a new $120.0 million senior secured asset-based credit facility (ABL). The ABL provides for a five-year revolving credit facility, including a sublimit for swing loans up to $15.0 million and a $35.0 million sublimit for standby letters of credit. At December 31, 2019, the Company had $1.0 million in cash and cash equivalents, $71.0 million of borrowings drawn under its ABL, and $19.9 million of letters of credit outstanding, leaving $29.1 million available for borrowing.

Outlook for First Quarter 2020

The guidance below applies only to management’s expectations for the first quarter of 2020.

	Q1 2020 Range	Year-over-Year	Sequential
		Change	Change

Revenue	$207 million - $212 million	6% - 9%	(4)% - (1)%

Gross Profit Margin	23.0% - 23.5%	(170) bps - (120) bps	(170) bps - (120) bps

Adjusted EBITDA	$4.5 million - $5.5 million	25% - 52%	(46)% - (34)%

Adjusted EPS	$(0.03) - $0.00	$(0.05) - $(0.02)	$(0.10) - $(0.07)

The estimates above are based on current management expectations and, as such, are forward-looking and actual results may differ materially. The above ranges do not include the potential impact of any future divestitures, mergers, acquisitions or other business combinations, changes in debt structure, future share repurchases, or any impact from the coronavirus. The guidance also reflects the impacts from certain cost actions the Company has identified and actual results may differ depending on timing and further actions it may take. See accompanying Non-GAAP financial measures and tables below.

INVITATION TO CONFERENCE CALL

The Company will hold its quarterly conference call on Wednesday, March 4, 2020, at 5:00 P.M. Eastern Time to discuss its fourth quarter and full year 2019 financial results. This call will be webcast live and can be accessed at the Company's website at www.crosscountryhealthcare.com or by dialing 888-566-1099 from anywhere in the U.S. or by dialing 773-799-3716 from non-U.S. locations - Passcode: Cross Country. A replay of the webcast will be available from March 4, 2020 through March 19, 2020 at the Company's website and a replay of the conference call will be available by telephone by calling 800-294-4406 from anywhere in the U.S. or 203-369-3231 from non-U.S. locations - Passcode: 2020.

ABOUT CROSS COUNTRY HEALTHCARE

Cross Country Healthcare, Inc. (CCH) is a leader in providing total talent management including strategic workforce solutions, contingent staffing, permanent placement and other consultative services for healthcare clients. Leveraging nearly 35 years of expertise and insight, CCH solves complex labor-related challenges for clients while providing high-quality outcomes and exceptional patient care. As a multi-year Best of Staffing® Award winner, CCH is committed to excellence in delivery of its services and was the first public company to earn The Joint Commission Gold Seal of Approval® for Health Care Staffing Services Certification with Distinction.

Copies of this and other news releases as well as additional information about Cross Country Healthcare can be obtained online at www.crosscountryhealthcare.com. Shareholders and prospective investors can also register to automatically receive the Company's press releases, SEC filings and other notices by e-mail.

NON-GAAP FINANCIAL MEASURES

This press release and accompanying financial statement tables reference non-GAAP financial measures. Such non-GAAP financial measures are provided as additional information and should not be considered substitutes for, or superior to, financial measures calculated in accordance with U.S. GAAP. Such non-GAAP financial measures are provided for consistency and comparability to prior year results; furthermore, management believes they are useful to investors when evaluating the Company's performance as they exclude certain items that management believes are not indicative of the Company's future operating performance. Pro forma measures, if applicable, are adjusted to include the results of our acquisitions, and exclude the results of divestments, as if the transactions occurred in the beginning of the periods mentioned. Such non-GAAP financial measures may differ materially from the non-GAAP financial measures used by other companies. The financial statement tables that accompany this press release include a reconciliation of each non-GAAP financial measure to the most directly comparable U.S. GAAP financial measure and a more detailed discussion of each financial measure; as such, the financial statement tables should be read in conjunction with the presentation of these non-GAAP financial measures.

FORWARD LOOKING STATEMENT

In addition to historical information, this press release contains statements relating to our future results (including certain projections and business trends) that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and are subject to the "safe harbor" created by those sections. Forward-looking statements consist of statements that are predictive in nature, depend upon or refer to future events. Words such as "expects", "anticipates", "intends", "plans", "believes", "estimates", "suggests", "appears", "seeks", "will", and variations of such words and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. These factors include, but are not limited to, the following: our ability to attract and retain qualified nurses, physicians and other healthcare personnel, costs and availability of short-term housing for our travel healthcare professionals, demand for the healthcare services we provide, both nationally and in the regions in which we operate, the functioning of our information systems, the effect of cyber security risks and cyber incidents on our business, the effect of existing or future government regulation and federal and state legislative and enforcement initiatives on our business, our clients' ability to pay us for our services, our ability to successfully implement our acquisition and development strategies, including our ability to successfully integrate acquired businesses and realize synergies from such acquisitions, the effect of liabilities and other claims asserted against us, the effect of competition in the markets we serve, our ability to successfully defend the Company, its subsidiaries, and its officers and directors on the merits of any lawsuit or determine its potential liability, if any, and other factors set forth in Item 1A. "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2018, and our other Securities and Exchange Commission filings made prior to the date hereof.

Although we believe that these statements are based upon reasonable assumptions, we cannot guarantee future results and readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's opinions only as of the date of this press release. There can be no assurance that (i) we have correctly measured or identified all of the factors affecting our business or the extent of these factors' likely impact, (ii) the available information with respect to these factors on which such analysis is based is complete or accurate, (iii) such analysis is correct or (iv) our strategy, which is based in part on this analysis, will be successful. The Company undertakes no obligation to update or revise forward-looking statements. All references to "we", "us", "our", or "Cross Country" in this press release mean Cross Country Healthcare, Inc. and its subsidiaries.

Cross Country Healthcare, Inc.
Consolidated Statements of Operations
(Unaudited, amounts in thousands, except per share data)

	Three Months Ended			Year Ended
	December 31,	December 31,	September 30,	December 31,	December 31,
	2019	2018	2019	2019	2018

Revenue from services	$215,096	$200,907	$209,200	$822,224	$816,484
Operating expenses:
Direct operating expenses	161,935	150,348	158,194	618,215	606,921
Selling, general and administrative expenses	45,572	45,226	44,407	181,959	180,230
Bad debt expense	505	892	588	2,008	2,204
Depreciation and amortization	4,627	3,016	2,907	14,075	11,780
Acquisition-related contingent consideration (a)	(184)	2,108	(426)	(110)	2,557
Acquisition and integration costs (b)	—	230	—	311	491
Restructuring costs (c)	687	779	1,607	3,571	2,758
Legal settlement charges (d)	—	—	—	1,600	—
Impairment charges (e)	—	22,423	1,804	16,306	22,423
Total operating expenses	213,142	225,022	209,081	837,935	829,364
Income (loss) from operations	1,954	(24,115)	119	(15,711)	(12,880)
Other expenses (income):
Interest expense	1,048	1,429	1,398	5,306	5,654
Loss on derivative (f)	—	—	1,284	1,284	—
Loss on early extinguishment of debt (g)	1,470	43	94	1,978	79
Other expense (income), net	144	(49)	(54)	(68)	(418)
Loss before income taxes	(708)	(25,538)	(2,603)	(24,211)	(18,195)
Income tax (benefit) expense (h)	(108)	(6,195)	94	31,732	(2,478)
Consolidated net loss	(600)	(19,343)	(2,697)	(55,943)	(15,717)
Less: Net income attributable to noncontrolling interest in subsidiary	544	348	431	1,770	1,234
Net loss attributable to common shareholders	$(1,144)	$(19,691)	$(3,128)	$(57,713)	$(16,951)

Net loss per share attributable to common shareholders - Basic	$(0.03)	$(0.55)	$(0.09)	$(1.61)	$(0.48)

Net loss per share attributable to common shareholders - Diluted	$(0.03)	$(0.55)	$(0.09)	$(1.61)	$(0.48)

Weighted average common shares outstanding:
Basic	35,869	35,582	35,865	35,815	35,657
Diluted (i)	35,869	35,582	35,865	35,815	35,657

Cross Country Healthcare, Inc.
Reconciliation of Non-GAAP Financial Measures
(Unaudited, amounts in thousands)

	Three Months Ended			Year Ended
	December 31,	December 31,	September 30,	December 31,	December 31,
	2019	2018	2019	2019	2018
Adjusted EBITDA: (j)
Net loss attributable to common shareholders	$(1,144)	$(19,691)	$(3,128)	$(57,713)	$(16,951)
Interest expense	1,048	1,429	1,398	5,306	5,654
Income tax (benefit) expense (h)	(108)	(6,195)	94	31,732	(2,478)
Depreciation and amortization	4,627	3,016	2,907	14,075	11,780
Acquisition-related contingent consideration (a)	(184)	2,108	(426)	(110)	2,557
Acquisition and integration costs (b)	—	230	—	311	491
Restructuring costs (c)	687	779	1,607	3,571	2,758
Legal settlement charges (d)	—	—	—	1,600	—
Impairment charges (e)	—	22,423	1,804	16,306	22,423
Loss on derivative (f)	—	—	1,284	1,284	—
Loss on early extinguishment of debt (g)	1,470	43	94	1,978	79
Other expense (income), net	144	(49)	(54)	(68)	(418)
Equity compensation	879	1,211	982	3,396	3,575
Applicant tracking system costs (k)	323	501	258	2,030	658
Net income attributable to noncontrolling interest in subsidiary	544	348	431	1,770	1,234
Adjusted EBITDA (j)	$8,286	$6,153	$7,251	$25,468	$31,362

Adjusted EPS: (m)
Numerator:
Consolidated net loss attributable to common shareholders	$(1,144)	$(19,691)	$(3,128)	$(57,713)	$(16,951)
Non-GAAP adjustments - pretax:
Acquisition-related contingent consideration (a)	(184)	2,108	(426)	(110)	2,557
Acquisition and integration costs (b)	—	230	—	311	491
Restructuring costs (c)	687	779	1,607	3,571	2,758
Legal settlement charges (d)	—	—	—	1,600	—
Impairment charges (excluding rebranding impacts) (e)	—	22,423	1,804	1,804	22,423
Rebranding impairments and accelerated amortization (e)	1,978	—	295	17,379	—
Loss on derivative (f)	—	—	1,284	1,284	—
Loss on early extinguishment of debt (g)	1,470	43	94	1,978	79
Applicant tracking system costs (k)	323	501	258	2,030	658
Nonrecurring income tax adjustments	(428)	122	—	35,247	75
Tax impact of non-GAAP adjustments (l)	—	(6,668)	(59)	(2,044)	(7,787)
Adjusted net income (loss) attributable to common shareholders - non-GAAP (m)	$2,702	$(153)	$1,729	$5,337	$4,303

Denominator:
Weighted average common shares - basic, GAAP	35,869	35,582	35,865	35,815	35,657
Dilutive impact of share-based payments (i)	472	—	318	251	186
Adjusted weighted average common shares - diluted, non-GAAP	36,341	35,582	36,183	36,066	35,843

Reconciliation: (m)
Diluted EPS, GAAP	$(0.03)	$(0.55)	$(0.09)	$(1.61)	$(0.48)
Non-GAAP adjustments - pretax:
Acquisition-related contingent consideration (a)	(0.01)	0.06	(0.02)	(0.01)	0.08
Acquisition and integration costs (b)	—	0.01	—	0.01	0.01
Restructuring costs (c)	0.02	0.02	0.05	0.10	0.08
Legal settlement charges (d)	—	—	—	0.05	—
Impairment charges (excluding rebranding impacts) (e)	—	0.63	0.05	0.05	0.63
Rebranding impairments and accelerated amortization (e)	0.05	—	0.01	0.48	—
Loss on derivative (f)	—	—	0.04	0.04	—
Loss on early extinguishment of debt (g)	0.04	—	—	0.05	—
Applicant tracking system costs (k)	0.01	0.01	0.01	0.06	0.02
Nonrecurring income tax adjustments	(0.01)	—	—	0.98	—
Tax impact of non-GAAP adjustments (l)	—	(0.18)	—	(0.05)	(0.22)
Adjusted EPS, non-GAAP (m)	$0.07	$—	$0.05	$0.15	$0.12

Cross Country Healthcare, Inc.
Consolidated Balance Sheets
(Unaudited, amounts in thousands)

	December 31,	December 31,
	2019	2018

Assets
Current assets:
Cash and cash equivalents	$1,032	$16,019
Accounts receivable, net	169,528	166,128
Prepaid expenses	6,097	6,208
Insurance recovery receivable	5,011	4,186
Other current assets	1,689	2,364
Total current assets	183,357	194,905
Property and equipment, net	11,832	13,628
Operating lease right-of-use assets	16,964	—
Goodwill	101,066	101,060
Trade names, indefinite-lived	5,900	20,402
Other intangible assets, net	44,957	55,182
Non-current deferred tax assets	—	23,750
Other non-current assets	18,298	18,076
Total assets	$382,374	$427,003

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$45,726	$43,744
Accrued employee compensation and benefits	31,307	33,332
Current portion of long-term debt	—	5,235
Operating lease liabilities - current	4,878	—
Other current liabilities	3,554	3,075
Total current liabilities	85,465	85,386
Long-term debt, less current portion	70,974	77,944
Operating lease liabilities - non-current	19,070	—
Non-current deferred tax liabilities	7,523	95
Long-term accrued claims	26,938	29,299
Contingent consideration	4,867	7,409
Other long-term liabilities	4,037	8,672
Total liabilities	218,874	208,805

Commitments and contingencies

Stockholders' equity:
Common stock	4	4
Additional paid-in capital	305,643	303,048
Accumulated other comprehensive loss	(1,240)	(1,462)
Accumulated deficit	(141,775)	(84,062)
Total Cross Country Healthcare, Inc. stockholders' equity	162,632	217,528
Noncontrolling interest in subsidiary	868	670
Total stockholders' equity	163,500	218,198
Total liabilities and stockholders' equity	$382,374	$427,003

Cross Country Healthcare, Inc.
Segment Data (n)
(Unaudited, amounts in thousands)

	Three Months Ended						Year-over-Year	Sequential
	December 31,	% of	December 31,	% of	September 30,	% of	% change	% change
	2019	Total	2018	Total	2019	Total	Fav (Unfav)	Fav (Unfav)

Revenue from services:
Nurse and Allied Staffing	$191,417	89%	$179,125	89%	$184,974	88%	6.9%	3.5%
Physician Staffing	20,011	9%	18,253	9%	20,407	10%	9.6%	(1.9)%
Search	3,668	2%	3,529	2%	3,819	2%	3.9%	(4.0)%
	$215,096	100%	$200,907	100%	$209,200	100%	7.1%	2.8%

Contribution income: (o)
Nurse and Allied Staffing	$17,849		$16,136		$16,097		10.6%	10.9%
Physician Staffing	1,034		565		811		83.0%	27.5%
Search	(297)		(70)		78		(324.3)%	(480.8)%
	18,586		16,631		16,986		11.8%	9.4%

Corporate overhead (p)	11,502		12,190		10,975		5.6%	(4.8)%
Depreciation and amortization	4,627		3,016		2,907		(53.4)%	(59.2)%
Acquisition-related contingent consideration (a)	(184)		2,108		(426)		108.7%	(56.8)%
Acquisition and integration costs (b)	—		230		—		100.0%	—%
Restructuring costs (c)	687		779		1,607		11.8%	57.2%
Impairment charges (e)	—		22,423		1,804		100.0%	100.0%
Income (loss) from operations	$1,954		$(24,115)		$119		108.1%	NM

	Year Ended						Year-over-Year
	December 31,	% of	December 31,	% of			% change
	2019	Total	2018	Total			Fav (Unfav)

Revenue from services:
Nurse and Allied Staffing	$732,815	89%	$718,613	88%			2.0%
Physician Staffing	74,605	9%	82,305	10%			(9.4)%
Search	14,804	2%	15,566	2%			(4.9)%
	$822,224	100%	$816,484	100%			0.7%

Contribution income: (o)
Nurse and Allied Staffing	$64,353		$66,200				(2.8)%
Physician Staffing	2,758		4,755				(42.0)%
Search	(823)		763				(207.9)%
	66,288		71,718				(7.6)%

Corporate overhead (p)	46,246		44,589				(3.7)%
Depreciation and amortization	14,075		11,780				(19.5)%
Acquisition-related contingent consideration (a)	(110)		2,557				104.3%
Acquisition and integration costs (b)	311		491				36.7%
Restructuring costs (c)	3,571		2,758				(29.5)%
Legal settlement charges (d)	1,600		—				(100.0)%
Impairment charges (e)	16,306		22,423				27.3%
Loss from operations	$(15,711)		$(12,880)				(22.0)%

NM-Not meaningful.

Cross Country Healthcare, Inc.
Summary Condensed Consolidated Statements of Cash Flows
(Unaudited, amounts in thousands)

	Three Months Ended			Year Ended
	December 31,	December 31,	September 30,	December 31,	December 31,
	2019	2018	2019	2019	2018

Net cash (used in) provided by operating activities	$(5,351)	$(760)	$(14,249)	$5,542	$20,997
Net cash used in investing activities	(898)	(3,124)	(368)	(2,940)	(6,678)
Net cash used in financing activities	(2,186)	(8,176)	(735)	(17,599)	(23,767)
Effect of exchange rate changes on cash	9	14	(20)	10	(70)
Change in cash and cash equivalents	(8,426)	(12,046)	(15,372)	(14,987)	(9,518)
Cash and cash equivalents at beginning of period	9,458	28,065	24,830	16,019	25,537
Cash and cash equivalents at end of period	$1,032	$16,019	$9,458	$1,032	$16,019

Cross Country Healthcare, Inc.
Other Financial Data
(Unaudited)

	Three Months Ended			Year Ended
	December 31,	December 31,	September 30,	December 31,	December 31,
	2019	2018	2019	2019	2018

Consolidated gross profit margin (q)	24.7%	25.2%	24.4%	24.8%	25.7%

Nurse and Allied Staffing statistical data:
FTEs (r)	7,339	7,056	7,083	7,113	7,154
Average Nurse and Allied Staffing revenue per FTE per day (s)	$284	$276	$284	$282	$275

Physician Staffing statistical data:
Days filled (t)	11,672	11,663	11,675	44,381	53,039
Revenue per day filled (u)	$1,714	$1,565	$1,748	$1,681	$1,552

(a)	Acquisition-related contingent consideration represents the fair value and accretion adjustments to the contingent consideration liabilities for prior acquisitions, primarily the Mediscan acquisition.
(b)

Acquisition and integration costs are related to the Advantage RN, LLC acquisition that closed effective July 1, 2017 and the American Personnel, Inc. acquisition that closed effective December 1, 2018, as well as expenses incurred for potential transactions.

(c)	Restructuring costs are primarily comprised of employee termination costs, lease-related exit costs, and reorganization costs as part of our planned costs savings initiatives.
(d)	Legal settlement charges relate to the resolution of a medical malpractice lawsuit as well as a California wage and hour class action settlement.
(e)

Impairment charges are non-cash charges and, for 2019 related to: the second quarter trade name impairment of $14.5 million related to Nurse and Allied Staffing resulting from our rebranding initiative; and the third quarter impairment of right-of-use assets related to our decision to cease use of certain properties in conjunction with our restructuring plan. Rebranding impairments and accelerated amortization represents the combined impact of impairment of the Nurse and Allied Staffing indefinite-lived trade names as well as accelerated amortization of finite-lived trade names relating to our rebranding initiatives. Impairment charges for the three months and year ended December 31, 2018 are non-cash charges related to the goodwill and trade names of Physician Staffing.

(f)	Loss on derivative represents the amount paid to terminate an interest rate hedge related to our term loan that was refinanced in October 2019.
(g)

Loss on early extinguishment of debt for the year ended December 31, 2019 consists of: write-off and extinguishment costs of $1.5 million related to the refinancing of our debt in the fourth quarter of 2019, and write-off of debt issuance costs of $0.5 million in the prior quarters related to optional prepayments on our term loan made in the first and second quarters and an optional reduction in borrowing capacity under our prior revolving credit facility. Loss on early extinguishment of debt in the 2018 periods related to optional prepayments made on our term loans in the third and fourth quarters.

(h)	Income tax expense for the year ended December 31, 2019 includes $35.8 million of expense related to the establishment of valuation allowances on our deferred tax assets in the second quarter.
(i)

Due to the net loss for the three months ended December 31, 2019 and 2018, and September 30, 2019, and the years ended December 31, 2019 and 2018, 472, 148, 318, 251, and 186 shares (in thousands) were excluded from diluted weighted average shares.

(j)

Adjusted EBITDA, a non-GAAP (Generally Accepted Accounting Principles) financial measure, is defined as net (loss) income attributable to common shareholders before interest expense, income tax (benefit) expense, depreciation and amortization, acquisition-related contingent consideration, acquisition and integration costs, restructuring costs, legal settlement charges, impairment charges, gain or loss on derivative, loss on early extinguishment of debt, gain or loss on sale of business, other expense (income), net, equity compensation, applicant tracking system costs, and includes net income attributable to noncontrolling interest in subsidiary. Adjusted EBITDA should not be considered a measure of financial performance under GAAP. Management presents Adjusted EBITDA because it believes that Adjusted EBITDA is a useful supplement to net income attributable to common shareholders as an indicator of operating performance. Management uses Adjusted EBITDA for planning purposes and as one performance measure in its incentive programs for certain members of its management team. Adjusted EBITDA, as defined, closely matches the operating measure typically used in the Company's credit facilities in calculating various ratios. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by the Company's consolidated revenue.

(k)

Applicant tracking system costs are related to the Company's project to replace its legacy system supporting its travel nurse staffing business. These costs are reported in selling, general, and administrative expenses on the consolidated statement of operations and included in unallocated corporate overhead in segment data.

(l)

Due to the Company’s establishment of a valuation allowance in the second quarter of 2019 there was no tax impact on the non-GAAP measures in the fourth quarter of 2019. The tax impact for the year ended December 31, 2019 was primarily related to an income tax benefit associated with the impairment of indefinite-lived intangible assets in the second quarter.

(m)

Adjusted EPS, a non-GAAP financial measure, is defined as net (loss) income attributable to common shareholders per diluted share before the diluted EPS impact of acquisition-related contingent consideration, acquisition and integration costs, restructuring costs, legal settlement charges, impairment charges, rebranding impairments and accelerated amortization, gain or loss on derivative, loss on early extinguishment of debt, gain or loss on sale of business, applicant tracking system costs, and nonrecurring income tax adjustments. Adjusted EPS should not be considered a measure of financial performance under GAAP. Management presents Adjusted EPS because it believes that Adjusted EPS is a useful supplement to its reported EPS as an indicator of operating performance. Management believes it provides a more useful comparison of the Company's underlying business performance from period to period and is more representative of the future earnings capacity of the Company.

(n)

Segment data provided is in accordance with the Segment Reporting Topic of the FASB ASC. In the second quarter of 2019, the Company merged its permanent search recruitment brands. As a result, certain amounts have been reclassified from Nurse and Allied Staffing to Search to conform to the current year presentation.

(o)

Contribution income is defined as income or loss from operations before depreciation and amortization, acquisition-related contingent consideration, acquisition and integration costs, restructuring costs, legal settlement charges, impairment charges, and corporate overhead. Contribution income is a financial measure used by management when assessing segment performance.

(p)

Corporate overhead includes unallocated executive leadership and other centralized corporate functional support costs such as finance, IT, legal, human resources, and marketing, as well as public company expenses and corporate-wide projects (initiatives).

(q)

Gross profit is defined as revenue from services less direct operating expenses. The Company's gross profit excludes allocated depreciation and amortization expense. Gross profit margin is calculated by dividing gross profit by revenue from services.

(r)	FTEs represent the average number of Nurse and Allied Staffing contract personnel on a full-time equivalent basis.
(s)

Average revenue per FTE per day is calculated by dividing the Nurse and Allied Staffing revenue per FTE by the number of days worked in the respective periods. Nurse and Allied Staffing revenue also includes revenue from the permanent placement of nurses. Prior periods have been recalculated to reflect the impact of the segment reporting changes noted above.

(t)	Days filled is calculated by dividing the total hours invoiced during the period, including an estimate for the impact of accrued revenue, by 8 hours.
(u)	Revenue per day filled is calculated by dividing revenue as reported by days filled for the period presented.

Contacts

Cross Country Healthcare, Inc.
William J. Burns, 561-237-2555
Executive Vice President and Chief Financial Officer
wburns@crosscountry.com